SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2)

JAG MEDIA HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the fee was paid previously. Identify the filing by registration statement number, or the Form r Schedule and the date of filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

JAG Media Holdings, Inc.
6295 Northam Drive
Mississauga, Ontario
(905) 673-8501

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Mississauga, Ontario
 September 9, 2009

This information statement will be mailed on or about September 9, 2009 to the holders of the Common Stock (as hereinafter defined) of JAG Media Holdings, Inc., a Nevada corporation (the “Company”) and the holders of the Exchangeable Shares (as hereinafter defined) of the Company’s Canadian subsidiary, CardioGenics ExchangeCo Inc. (“ExchangeCo”) (collectively, the “Voting Stockholders”), in connection with certain actions to be taken pursuant to the written consent of the stockholders holding a majority of the voting power of the outstanding (i) Common Stock of the Company and (ii) Exchangeable Shares of ExchangeCo, dated as of August 12, 2009 (the “Written Consent”). The actions to be taken pursuant to the Written Consent shall be taken on or about September 30, 2009, twenty (20) days after the mailing of this information statement. Only Voting Stockholders of record at the close of business on August 25, 2009 are being given notice of the actions to be taken pursuant to the Written Consent (the “Record Date”) and such notice is being given solely for the purpose of informing them of such corporate actions before they take effect. The details of the actions to be taken pursuant to the Written Consent are set forth in the accompanying information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,
/s/ Yahia Gawad
Chief Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AND THE EXCHANGEABLE SHARES OF EXCHANGECO IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED AUGUST 12, 2009

TO THE HOLDERS OF OUR COMMON STOCK AND THE HOLDERS OF THE EXCHANGEABLE SHARES OF EXCHANGECO:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the Written Consent, in lieu of a special meeting of the stockholders. Such action will be taken on or about September 30, 2009:

1.	To amend the Company’s Articles of Incorporation to change the name of the Company to “CardioGenics Holdings Inc.”

2.
To amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock, par value $.00001 per share (the “Common Stock”), of the Company from 500,000,000 shares to 650,000,000 shares.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of five hundred million (500,000,000) shares of common stock par value $0.00001; (ii) four hundred forty thousand (440,000) shares of Class B common stock, par value $0.00001, of which four hundred thousand (400,000) shares have been designated Series 2 Class B common stock (”Series 2 Class B Common Stock”), and forty thousand (40,000) shares have been designated Series 3 Class B common stock (“Series 3 Class B Common Stock”); and (iii) fifty million (50,000,000) shares of preferred stock (“Preferred Stock”), of which one (1) share has been designated Series 1 Preferred Stock (the “Series 1 Preferred Share”).

Also as of the Record Date, there are 216,280,578 shares of Common Stock issued and outstanding, (ii) 380,931 shares of Series 2 Class B common stock, (iii) 21,500 shares of Series 3 Class B common stock issued and outstanding, and (iv) 1 Series 1 Preferred Share issued and outstanding. In addition, issued and outstanding shares of JAG Media’s prior classes of common stock may be converted upon presentation, in accordance with the terms of its 2002 and 2004 recapitalizations, into 1,375,624 shares of Common Stock. The holders of the Series 2 Class B Common Stock, Series 3 Class B Common Stock and prior classes of common stock that remain outstanding from the Company’s 2002 and 2004 recapitalizations do not have any voting rights.

In addition to the Company’s capital stock described above, ExchangeCo has outstanding, as of the Record Date, 16 shares of a class of exchangeable shares, which, among other matters, are exchangeable at any time into 276,655,415 shares of Common Stock and entitle the holders of such exchangeable shares to certain voting rights with respect to any matter on which holders of the Company’s Common Stock are entitled to vote, consent or otherwise act (the “Exchangeable Share(s)”), all as more particularly set forth in that certain Voting and Exchange Rights Agreement dated July 9, 2009 among the Company, ExchangeCo and Weirfoulds LLP, as trustee (the “Voting Trust Agreement”). Pursuant to the Voting Trust Agreement, the holders of the Exchangeable Shares have the right to vote on behalf of each share of Common Stock represented by each Exchangeable Share held, with respect to any matter on which holders of the Company’s Common Stock are entitled to vote, consent or otherwise act, a number of votes equal to the number of votes that a holder of one (1) share of Common Stock is entitled to vote with respect to such matter (the “Exchangeable Shares Voting Rights”). The holders of the Exchangeable Shares may exercise their Exchangeable Shares Voting Rights either directly or through the trustee that is the holder of the Company’s outstanding Series 1 Preferred Share, in accordance with the terms of the Voting Trust Agreement.

Each share of Common Stock and each share of Common Stock represented by each Exchangeable Share (voting directly or through the Series 1 Preferred Share) entitle its holder to one vote on each matter submitted to the stockholders (“Voting Stock”). However, because stockholders holding at least a majority of the voting rights of all outstanding Voting Stock as of the Record Date have voted in favor of the foregoing proposals by the Written Consent; and having sufficient voting power to approve such proposals through their ownership of Voting Stock, no other stockholder consents will be solicited in connection with this information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this information statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on September 30, 2009.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Voting Stockholders of certain corporate actions expected to be taken on or around September 30, 2009 pursuant to the Written Consent.

Such actions consist of the approval, in accordance with the Written Consent, to file an amendment of the Company’s Articles of Incorporation for the purpose of (1) changing the name of the Company and (2) effecting an increase in the Company’s authorized common stock, as outlined in more detail in this information statement (the “Proposals”).

Who is Entitled to Notice?

Each outstanding share of Common Stock and Exchangeable Shares as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent. Stockholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the voting power of the Company's outstanding shares of Voting Stock voted in favor of the Proposals.

What Constitutes the Voting Stock of the Company?

The voting power entitled to vote on the Proposals consists of the vote of the holders of a majority of the voting power of (i) the outstanding Common Stock and (ii) the shares of Common Stock represented by the Exchangeable Shares. As of the Record Date, 216,280,578 shares of Common Stock, and 16 Exchangeable Shares, which are exchangeable at any time into 276,655,415 shares of Common Stock, were issued and outstanding, resulting in a total of 492,935,993 shares of Voting Stock issued and outstanding, directly through the Common Stock and indirectly through the Exchangeable Shares.

What Vote is Required to Approve the Proposals?

The affirmative vote of a majority of the voting power of the shares of Voting Stock outstanding on the Record Date is required for approval of the Proposals. A majority of the voting power of the outstanding shares of Voting Stock voted in favor of the Proposals pursuant to the Written Consent.

What Corporate Matters Did Holders of a Majority of the Voting Stock Vote For?

Stockholders holding a majority of the voting power of our outstanding Voting Stock have voted in favor of the following Proposals:

1.	TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO CARDIOGENICS HOLDINGS INC.; AND

2.
TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUHTHORIZED SHARES OF COMMON STOCK OF THE COMPANY, PAR VALUE $0.00001 PER SHARE, FROM 500,000,000 SHARES TO 650,000,000 SHARES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of the JAG Common Shares as of the date of the acquisition by (i) each person who is a beneficial owner of more than five percent (5%) of any class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group, as of July 31st, 2009.

Unless otherwise noted, (i) we believe that all persons named in the table will have sole voting and investment power with respect to all JAG Common Shares beneficially owned by them and (ii) the address of each beneficial owner will be c/o CardioGenics Inc., 6295 Northam Drive, Unit 8, Mississauga, Ontario L4V 1W8 Canada, unless otherwise noted.

Name & Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class(2)
Yahia Gawad	181,446,523	36.85%

Chandra Panchal	1,257,420	*

Alexander D.G. Reid	5,231,956	1.1%

J. Neil Tabatznik	18,825,337 (3)	3.82%

Linda J. Sterling	15,016,172	3.05%

James Essex	3,981,830	*

David Carville	2,270,376	*

All executive officers and directors as a group (7 persons)	228,029,614	46.31%

*	Less than one percent (1%)

(1)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2)	Based on 492,311,614 JAG Common Shares outstanding directly, or indirectly through Exchangeable Shares, as of the closing of the acquisition.

(3)	Includes a warrant to purchase 1,571,775 JAG Common Shares, which was issued at the closing.

ACTION 1

TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO CARDIOGENICS HOLDINGS INC.

The Company’s board of directors unanimously adopted a resolution approving, declaring advisable and recommending to the Voting Stockholders for their approval, an amendment to the Company’s Articles of Incorporation, as amended, to change the name of the Company to CardioGenics Holdings Inc. The board of directors believes the name change would be in the best interest of the Company as the new name better reflects the long-term strategy and identity of the Company, following its recent acquisition of CardioGenics Inc.

To better reflect our new business direction, our board of directors and the stockholders holding a majority of the voting power of the outstanding Voting Stock, as of the Record Date, determined that we should change our name to CardioGenics Holdings Inc.

There is no need for stockholders to exchange their current Common Stock certificates for CardioGenics Holdings stock certificates once the name change becomes effective. However, should you nevertheless wish to exchange your JAG Media Common Stock certificates for certificates reflecting the CardioGenics Holdings name, you are free to do so and should contact the Company’s transfer agent, Transfer Online, to make such arrangements. Upon effectiveness of the name change, the Company’s Common Stock will also carry a new CUSIP number. Until approval of the name change by FINRA and issuance by FINRA of the Company’s new ticker symbol following the filing of the amendment to the Articles of Incorporation with the Nevada Secretary of State, the Company’s Common Stock will continue to trade on the OTCBB under its current ticker symbol “JAGH.”

ACTION 2

TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK, PAR VALUE $0.0001 PER SHARE, FROM 500,000,000 SHARES TO 650,000,000 SHARES

The Company proposes to authorize the Company’s board of directors to increase the authorized Common Stock of the Company by an amendment to the Company’s Articles of Incorporation. The approval of the amendment will increase the Company’s authorized shares of Common Stock to 650,000,000. The Company currently has authorized Common Stock of 500,000,000 shares, of which 216,280,578 shares of Common Stock are issued and outstanding, as of the Record Date. In addition, 16 Exchangeable Shares, which are exchangeable at any time into 276,655,415 shares of Common Stock, are also outstanding, as of the Record Date. The creation of additional shares of authorized Common Stock will not alter the current number of issued shares.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock and the relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment. However, because holders of Common Stock do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, the issuance of additional shares of Common Stock or issuance and conversion of Preferred Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders in the total outstanding shares of Common Stock.

The increase in the number of authorized but unissued shares of Common Stock would enable the Company to issue additional shares of Common Stock from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Except as further discussed herein, the Company’s board of directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Forward-Looking Statements and Information

This information statement contains forward-looking statements, which reflect our views with respect to future events. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “intends”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

You should rely only on the information the Company has provided in this information statement. The Company has not authorized any person to provide information other than that provided herein. You should not assume that the information in this information statement is accurate as of any date other than the date on the front of the document, unless expressly set forth otherwise.

ADDITIONAL INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or Form 8-K/A and other information with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

EXHIBIT INDEX

Exhibit A	Certificate of Amendment to the Articles of Incorporation

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Company’ board of directors recommended approval of the amendment to the Articles of Incorporation to the Voting Stockholders.

By order of the Board of Directors
/s/ Yahia Gawad

Yahia Gawad
Chief Executive Officer

Mississauga, Ontario
September 9, 2009

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

JAG Media Holdings, Inc.

2.  The articles have been amended as follows: (provide article numbers, if available)

Article FIRST of the Articles of Incorporation of JAG Media Holdings, Inc. (the "Corporation") is hereby amended to read as follows: FIRST: The name of the Corporation is "CardioGenics Holdings Inc."

The first paragraph of Article FOURTH of the Articles of Incorporation of the Corporation is hereby amended to read as follows: The aggregate number of shares which the Corporation shall have authority to issue is Seven Hundred Million Four Hundred Forty Thousand (700,440,000) of which (a) Six Hundred Fifty Million (650,000,000) shares shall be common stock, par value $0.00001; Four Hundred Forty Thousand (440,000) shares shall be Class B common stock, par value $0.00001, of which (i) 400,000 shares shall be designated as "Series 2 Class B common stock" and (ii) 40,000 shares shall be designated as "Series 3 Class B common stock" and (c) Fifty Million (50,000,000) shall be preferred stock, par value $0.00001.

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of

incorporation* have voted in favor of the amendment is:	54.73%

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5.  Signature: (required)

X
Signature of Officer   Yahia Gawad, Chief Executive Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After
This form must be accompanied by appropriate fees.	Revised: 3-6-09

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